Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-183919, 333-176234, 333-169023, 333-161716, 333-153236, 333-149945, 333-146655 and 333-141658) of Aruba Networks, Inc. of our report dated October 11, 2012 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

San Jose, California

October 11, 2012